EXHIBIT 10.16(b)

MAGMA DESIGN AUTOMATION, INC.

Schedule of Certain Executive Officers for the Summary of Compensation Arrangement set forth in Exhibit 10.16(a)

The compensation arrangements for the below listed executives are set forth in Exhibit 10.16(a).

Name	Title	Annualized Base Salary For Fiscal Year 2008	Target Bonus Percentage
Rajeev Madhavan	Chief Executive Officer and Chairman of the Board	$475,000	90%
Roy E. Jewell	President and Chief Operating Officer and Director	$475,000	90%
Bruce Eastman	Corporate Vice President, Worldwide Sales	$300,000	100%
Peter S. Teshima	Corporate Vice President-Finance and Chief Financial Officer	$300,000	60%
David H. Stanley	Corporate Vice President, Corporate Affairs & Secretary	$290,000	60%